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EXHIBIT 23.1

Moffitt & Company, P.C.
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Certified Public Accountants                5040 E. Shea Blvd., Suite 270
                                            Scottsdale, Arizona  85254
                                            (480) 951-1416
                                            Fax (480) 948-3510
                                            moffittcpas@eschelon.com



                         CONSENT OF INDEPENDENT AUDITORS


June 13, 2003


iBIZ Technology Corp.
2238 West Lone Cactus Drive
Phoenix, AZ  85027

Dear Sir or Madam:

We do hereby consent to the use in this registration statement on Form S-8 dated June 13, 2003 of our report dated February 8, 2002, relating to the audited consolidated statements of operations, stockholders' deficit and cash flows for the year ended October 31, 2001 of IBIZ Technology Corp.

Yours Very Truly,


Stanley M. Moffitt, CPA
Moffitt & Company, P.C.

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